BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

04/26/2022

Work Order Item Number: W2022042601055 - 2082194
Filing Number: 20222276820
Filing Type: Certificate Pursuant to NRS 78.209
Filing Date/Time: 04/26/2022 11:15:16 AM
Filing Page(s): 1

Indexed Entity Information:
Entity ID: E0827102007-2
Entity Name: Auto Parts 4Less Group, Inc.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
INCORP SERVICES, INC.
3773 HOWARD HUGHES PKWY STE 500S, Las Vegas, NV 89169 - 6014, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Filed in the Office of	Business Number E0827102007-2
Barbara K. Cegavske	Filing Number 20222276820
Secretary of State State Of Nevada	Filed On 04/26/2022 11:15:16 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - **DO NOT HIGHLIGHT**

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.
3. Indicate the number of authorized shares and par value, if any of each class or series after the change.
4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.
5. Indicate provisions, if any, regarding fractional shares that are affected by the change.
6. NRS required statement.
7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.
8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: **Auto Parts 4Less Group, Inc.** Entity or Nevada Business Identification Number (NVID): NV20071761479
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: **75,000,000 Common, Par Value 0.000001 20,001,000 Preferred, Par Value 0.001**
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: **75,000,000 Common, Par Value 0.000001 20,001,000 Preferred, Par Value 0.001**
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: **1 share of Common to be issued in exchange for each 10 shares of Common currently issued**
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: **Any fractional shares shall be rounded up to the nearest whole number**
6. Provisions:	The required approval of the stockholders has been obtained.
7. Effective Date and time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X Timothy Armes — Signature of Officer; Officer — Title; 04/26/2022 — Date

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.